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                                                                  Exhibit 23.2
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated September 25, 2003 except for Note 18, which the date is October 23, 2003, relating to the financial statements and financial statement schedule, which appear in Roper Industries, Inc.'s Annual Report on Form 10-K/A for the year ended October 31, 2002. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Atlanta, Georgia
December 22, 2003